March 17, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Vitacost.com Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 17, 2011 and we agree with such statements concerning our firm.

McGladrey & Pullen, LLP